PRESS RELEASE
Contact Whitestone REIT:
Anne Gregory, Vice President Marketing & Investor Relations
(713) 435 2221 ir@whitestonereit.com

WHITESTONE REIT ANNOUNCES
OPERATING RESULTS FOR FIRST QUARTER 2011

2011 Highlights

•	FFO Year-Over-Year Increased 7.6%; Net Income for 1st Quarter was $246,000

•	Adds Third Arizona Property at Below Replacement Cost

•	Company Raises $60 Million For Growth

Houston, Texas, May 16, 2011 - Whitestone REIT (NYSE-Amex: WSR - "Whitestone"), a fully integrated real estate company that owns, operates and re-develops Community Centered PropertiesTM, which are visibly located in established or developing culturally diverse neighborhoods, announced its financial results for first quarter ended March 31, 2011.

James C. Mastandrea, Whitestone's Chairman and Chief Executive Officer, commented, “Our focus on service-oriented tenants in multi-cultural communities that lease space in our Community Centered Properties, helped drive the 7.6% increase in our Funds From Operations in the first quarter as compared to the same period a year ago. Our small space business model supports the rent premiums we receive on spaces that are less than 3,000 square feet continues to support our internal growth. With our strong leasing efforts and a growing pipeline of acquisitions, we are poised for additional growth during 2011. We recently raised over $60 million and expect to deploy that capital by purchasing community centers that fit our long-term growth objectives while increasing our near term cash flows. Our focus remains on acquiring additional value-add opportunities at or below replacement cost in growth markets as we seek to build shareholder value over the long-term.”

Highlights: First Quarter 2011 Compared to First Quarter 2010:

•
Funds From Operations (FFO) increased 7.6%, or $149,000 to $2.1 million versus $2.0 million for the same period in 2010. FFO per diluted common share and Operating Partnership unit (“OP unit”) was $0.29, as compared to $0.38 per diluted common share and OP unit for the same period in 2010. The decrease in FFO per diluted common share and OP unit is a result of additional common shares issued in August of 2010.

•	Property net operating income (“NOI”) increased 7.5% to $5.1 million versus $4.8 million for the same period in 2010.

•	Net income attributable to Whitestone REIT was $185,000, or $0.03 per diluted common share, compared to $217,000 or $0.06 per diluted common share for the same period in 2010.

During the quarter, the Board of Trustees declared a quarterly cash dividend of $0.285 per common share and OP unit, payable in three equal installments of $0.095 in April, May and June 2011. The Board of Trustees has declared, in a separate release today, the next quarterly cash dividend of $0.285 per common share and OP unit payable in three equal installments of $0.095 in July, August, and September 2011. Based on the closing price on May 12, 2011 of $12.60 per share, the dividend represents an annual yield of approximately 9.0%.

Leasing Highlights: First Quarter 2011 Compared to First Quarter 2010 and Year-end 2010:

The Company's Operating Portfolio Occupancy Rate at March 31, 2011 was 84%, an increase of 2% from March 31, 2010 and a decrease of 2% from December 31, 2010 due to a non renewal of a 42,000 square foot grocery store and the closure of a Blockbuster store, both of which were located in Houston. The Company is currently in negotiations to re-lease spaces to prospective tenants.

The Company defines Operating Portfolio Occupancy Rate as physical occupancy on all properties excluding new acquisitions and properties which are undergoing significant redevelopment or re-tenanting. Total physical property occupancy, which includes properties under re-development, undergoing significant re-tenanting and recent acquisitions, was 82% as of March 31, 2011.

The Company signed 218,000 square feet in new and renewal leases during the quarter ended March 31, 2011, primarily with tenants that required less than 3,000 square feet in multi-cultural neighborhoods, which allows for premium rents.

The Company experienced robust leasing activity during the first quarter of 2011 as represented by:

•	a 45% increase in the number of new and renewal leases signed: 80 in 2011 versus 55 in 2010;

•	57% growth in the square footage of new and renewal leases signed: 218,000 square feet for 2011 versus 139,000 square feet in 2010; and

•
the signing of a 9,910 square foot lease at The Citadel in Scottsdale, Arizona with The BICE Group for a new upscale restaurant. The current transformation of the 28,545 Community Center includes plans to add new office and retail specialty service tenants who cater to the local community needs. Upon occupancy by BICE, which is expected to occur in the second quarter of 2011, the occupancy rate at The Citadel will increase from its current level of 21% to 56%.

Community Centered PropertiesTM Portfolio Statistics
Whitestone currently owns 39 Community Centered PropertiesTM with approximately 3.2 million square feet of leasable space located in five of the top markets in the USA in terms of population growth: Houston, Dallas, San Antonio, Phoenix and Chicago.

The Company's strategic efforts target entrepreneurial tenants who provide services to their respective surrounding community. These tenants tend to occupy smaller spaces (less than 3,000 square feet), and as of March 31, 2011, provide a 56% premium rental rate compared to Whitestone's larger space tenants. The Company currently services 788 tenants.  No single tenant accounted for more than 2% of the Company's annualized revenue as of March 31, 2011.

Balance Sheet
Whitestone maintains liquidity and financial flexibility in cash balances and unmortgaged properties. The Company had 14 unencumbered properties as of March 31, 2011, with an undepreciated cost basis of $62 million. Whitestone's total undepreciated value of real estate assets and indebtedness were $206 million and $104 million, respectively, as of March 31, 2011.

The Company has no real estate debt maturing prior to 2013, and as of March 31, 2011, 76% of the Company's total indebtedness was fixed-rate debt. The blended interest rate for the Company's debt was 5.6% as of March 31, 2011. For the first quarter of 2011, the Company's interest coverage ratio (EBITDA/Interest Expense) was 2.6:1.

Subsequent to First Quarter 2011
In April 2011, the Company purchased Desert Canyon Shopping Center in McDowell Mountain Ranch, located in Scottsdale, Arizona. This was Whitestone's third off-market acquisition in the Phoenix area since September 2010. The Center, which contains 62,533 leasable square feet, inclusive of 12,960 square feet leased to two tenants under ground leases, was purchased out of foreclosure for $3.65 million, or $58 per leasable square foot. The amount paid is significantly below the Center's replacement cost. Occupancy at Desert Canyon Shopping Center at closing was 65%, and in-place annualized base rental revenues were approximately $450,000 at the time of purchase. The Company is also entitled to recover the operating expenses from the majority of the existing tenants. The Company expects to further increase the value of this investment through lease-up and the implementation of our business model.

On May 10, 2011, Whitestone received net proceeds of approximately $60.0 million through a public offering of 5.3 million Class B common shares (including 310,000 shares pursuant to the exercise of the underwriters' over-allotment option) at a price to the public of $12.00 per share. Whitestone intends to use the net proceeds to (1) acquire commercial properties in the Company's target markets directly from owners or by acquiring loans with the intent to acquire the underlying property through foreclosure or deed in lieu of foreclosure within a short time, (2) to redevelop and re-tenant existing properties to create Whitestone-branded Community Centered PropertiesTM and (3) for general corporate purposes.

Supplemental Financial Information
Further details regarding Whitestone REIT's results of operations, communities and tenants can be accessed at the Company's website at www.whitestonereit.com.

Listen via Webcast
Interested parties can listen to the call live on the internet through the Investor Relations section of the Company's website, www.whitestonereit.com, using the News/Events/Press Releases tab. The call is also accessible via telephone by dialing 1-(877) 407-0784 for domestic participants or 1-(201) 689-8560 for international participants and entering the passcode 371712. Listeners should go to the website at least 15 minutes prior to the call to download and install any necessary audio software. Those dialing in should call in at least five to ten minutes prior to the start.

The conference call will be recorded and a telephone replay will be available through May 30, 2011, by dialing 1-(877) 870-5176 for domestic participants or 1-(858) 384-5517 for international participants and entering the passcode 371712. Additionally, a replay of the call will be available on the Company's website until its next earnings release.

The earnings release and supplemental data package will be located in the Investor Relations section of the website on the News/Events/Press Releases tab. For those without internet access, the first quarter 2011 earnings release and supplemental financial package will be available by mail upon request. To receive a copy, please call the Company's Investor Relations line at (713) 435-2221.

About Whitestone REIT
Whitestone REIT (NYSE-Amex: WSR) is a fully integrated real estate company that owns, operates and re-develops Community Centered PropertiesTM, which are visibly located properties in established or developing culturally diverse neighborhoods.  Whitestone focuses on value-creation in its Community Centers, as it markets, leases and manages its Centers to match tenants with the shared needs of surrounding neighborhoods.  Operations are structured for providing cost-effective service to local service-oriented smaller space tenants (less than 3,000 square feet). Whitestone has a diverse tenant base concentrated on service offerings including medical, education and casual dining. The largest of its 788 tenants comprises less than 2% of its rental revenues. Headquartered in Houston, Texas and founded in 1998, the Company is internally managed with a portfolio of commercial properties in Texas, Arizona and Illinois. For additional information about the Company, please visit www.whitestonereit.com. The Investor Relations section of the Company's website has links to SEC filings, news releases, financial reports and investor newsletters.

Forward-Looking Statements
Certain statements contained in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). We intend for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology, such as "may," "will," "expect," "intend," "anticipate," "believe," "continue" or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters. Examples of such statements in this press release include, but are not limited to, the strength of the Company's leasing portfolio and lease renewal activities; the Company's anticipated net income, depreciation and amortization and FFO-Core.

The following are some of the factors that could cause the Company's actual results and its expectations to differ materially from those described in the Company's forward-looking statements: the Company's ability to successfully identify and consummate suitable acquisitions; current adverse market and economic conditions; lease terminations or lease defaults; the impact of competition on the Company's efforts to renew existing leases; changes in the economies and other conditions of the specific markets in which the Company operates; economic and regulatory changes; the success of the Company's real estate strategies and investment objectives; the Company's ability to continue to qualify as a REIT under the Internal Revenue Code; and other factors detailed in our most recent Annual Report on Form 10-K, quarterly reports on Form 10-Q and other documents we file with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We cannot guarantee the accuracy of any such forward-looking statements contained in this press release, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures
This release contains the supplemental non-GAAP financial measures of FFO, FFO-Core and NOI. Following are definitions and reconciliations of these metrics to their most comparable GAAP metric.

FFO: Management believes that FFO is a useful measure of the Company's operating performance. The Company computes FFO as defined by the National Association of Real Estate Investment Trusts, or NAREIT, which states FFO should represent net income (loss) before noncontrolling interest (computed in accordance with GAAP) plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures and excluding gains on the sale of property. Further, other REITs may use different methodologies for calculating FFO and, accordingly, the Company's FFO may not be comparable to other REITs. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding Operating Partnership units for the periods presented. Management considers FFO a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, management believes that FFO provides a more meaningful and accurate indication of the Company's performance. In addition, management believes that FFO provides useful information to the investment community about the Company's financial performance when compared to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs.

FFO-Core: Management believes that the computation of FFO in accordance with NAREIT's definition includes certain items that are not indicative of the results provided by the Company's operating portfolio and affect the comparability of the Company's period-over-period performance. These items include, but are not limited to, gains and losses on insurance claim settlements and acquisition costs.

NOI: Management believes that NOI is a useful measure of the Company's property operating performance. The Company defines NOI as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Other REITs may use different methodologies for calculating NOI, and accordingly, the Company's NOI may not be comparable to other REITs. Because NOI excludes general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes and loss on sale or disposition of assets, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. The Company uses NOI to evaluate its operating performance since NOI allows the Company to evaluate the impact that factors such as occupancy levels, lease structure, lease rates and tenant base have on the Company's results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company's property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of the Company's overall financial performance since it does not reflect general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes and loss on sale or disposition of assets, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties.

EBITDA: Management believes that EBITDA is an appropriate supplemental measure of operating performance to net income attributable to Whitestone REIT. The Company defines EBITDA as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes) and general and administrative expenses. Other REITs may use different methodologies for calculating EBITDA, and accordingly, the Company's EBITDA may not be comparable to other REITs. Management believes that EBITDA provides useful information to the investment community about the Company's operating performance when compared to other REITs since EBITDA is generally recognized as a standard measure. However, EBITDA should not be viewed as a measure of the Company's overall financial performance since it does not reflect depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes and loss on sale or disposition of assets, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties.

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
( in thousands, except share data)

	March 31, 2011	December 31, 2010
	(unaudited)
ASSETS
Real estate assets, at cost
Property	$205,966	$204,954
Accumulated depreciation	(41,168)	(39,556)
Total real estate assets	164,798	165,398
Cash and cash equivalents	18,334	17,591
Marketable securities	995	—
Escrows and acquisition deposits	1,456	4,385
Accrued rents and accounts receivable, net of allowance for doubtful accounts	5,195	4,726
Unamortized lease commissions and loan costs	3,476	3,598
Prepaid expenses and other assets	1,140	747
Total assets	$195,394	$196,445
LIABILITIES AND EQUITY
Liabilities:
Notes payable	$103,760	$100,941
Accounts payable and accrued expenses	5,212	7,292
Tenants' security deposits	1,815	1,796
Dividends and distributions payable	2,133	2,133
Total liabilities	112,920	112,162
Commitments and contingencies:
Equity:
Preferred shares, $0.001 par value per share; 50,000,000 shares authorized; none issued and
outstanding at March 31, 2011 and December 31, 2010, respectively	—	—
Class A common shares, $0.001 par value per share; 50,000,000 shares authorized; 3,471,157
and 3,471,187 issued and outstanding as of March 31, 2011 and December 31, 2010, respectively	3	3
Class B common shares, $0.001 par value per share; 350,000,000 shares authorized;
2,200,000 issued and outstanding as of March 31, 2011 and December 31, 2010, respectively	2	2
Additional paid-in capital	93,386	93,357
Accumulated deficit	(32,035)	(30,654)
Total Whitestone REIT shareholders' equity	61,356	62,708
Noncontrolling interest in subsidiary	21,118	21,575
Total equity	82,474	84,283
Total liabilities and equity	$195,394	$196,445

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended March 31,
	2011	2010
Property revenues
Rental revenues	$6,671	$6,404
Other revenues	1,415	1,305
Total property revenues	8,086	7,709

Property expenses
Property operation and maintenance	1,954	1,801
Real estate taxes	1,020	1,152
Total property expenses	2,974	2,953

Other expenses (income)
General and administrative	1,464	1,200
Depreciation and amortization	1,989	1,734
Interest expense	1,402	1,407
Interest, dividend and other investment income	(60)	(7)
Total other expense	4,795	4,334

Income from continuing operations before loss on disposal of assets
and income taxes	317	422

Provision for income taxes	(53)	(54)
Loss on sale or disposal of assets	(18)	(33)

Net income	246	335

Less: Net income attributable to noncontrolling interests	61	118

Net income attributable to Whitestone REIT	$185	$217

Earnings per share - basic
Net income attributable to common shareholders excluding amounts attributable
to unvested restricted shares	$0.03	$0.06

Earnings per share - diluted
Net income attributable to common shareholders excluding amounts attributable
to unvested restricted shares	$0.03	$0.06

Weighted average number of common shares outstanding:
Basic	5,479	3,240
Diluted	5,499	3,303

Dividends declared per common share	$0.2850	$0.3375

Whitestone REIT and Subsidiary
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended March 31,
	2011	2010

Cash flows from operating activities:
Net income (loss)	$246	$335
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,989	1,734
Gain on sale of marketable securities	(38)	—
Loss on sale or disposal of assets	18	33
Bad debt expense	69	29
Share-based compensation	78	71
Changes in operating assets and liabilities:
Escrows and acquisition deposits	3,021	2,047
Accrued rent and accounts receivable	(535)	15
Unamortized lease commissions and loan costs	(133)	(71)
Prepaid expenses and other assets	266	114
Accounts payable and accrued expenses	(2,220)	(2,837)
Tenants' security deposits	19	4
Net cash provided by operating activities	2,780	1,474

Cash flows from investing activities:
Additions to real estate	(1,042)	(499)
Investments in marketable securities	(1,865)	—
Proceeds from sales of marketable securities	908	—
Net cash used in investing activities	(1,999)	(499)

Cash flows from financing activities:
Dividends paid	(1,616)	(1,163)
Distributions paid to OP unit holders	(515)	(610)
Proceeds from notes payable	2,905	—
Repayments of notes payable	(731)	(715)
Payments of loan origination costs	(81)	—
Net cash used in financing activities	(38)	(2,488)

Net increase (decrease) in cash and cash equivalents	743	(1,513)
Cash and cash equivalents at beginning of period	17,591	6,275
Cash and cash equivalents at end of period	$18,334	$4,762

Supplemental disclosure of cash flow information:
Cash paid for interest	$1,404	$1,409

Non cash Investing and financing activities:
Disposal of fully depreciated real estate	$1	$20
Financed insurance premiums	$550	$502
Accrued offering costs	$138	$—

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended March 31,
	2011	2010
FFO AND FFO-CORE
Net income attributable to Whitestone REIT	$185	$217
Depreciation and amortization of real estate assets	1,850	1,597
Loss on disposal of assets	18	33
Net income attributable to noncontrolling interests	61	118
FFO	2,114	1,965

Acquisition costs	1	1
FFO-Core	$2,115	$1,966

FFO PER SHARE AND OP UNIT CALCULATION:
Numerator:
FFO	$2,114	$1,965
Dividends paid on unvested restricted Class A common shares	(6)	(10)
FFO excluding amounts attributable to unvested restricted
Class A common shares	2,108	1,955
FFO-Core excluding amounts attributable to unvested restricted
Class A common shares	2,109	1,956

Denominator:
Weighted average number of total common shares - basic	5,479	3,240
Weighted average number of total noncontrolling
OP units - basic	1,815	1,815
Weighted average number of total commons shares and
noncontrolling OP units - basic	7,294	5,055

Effect of dilutive securities:
Unvested restricted shares	20	63
Weighted average number of total common shares and
noncontrolling OP units - dilutive	7,314	5,118

FFO per share and unit - basic	$0.29	$0.39
FFO per share and unit - diluted	$0.29	$0.38

FFO-Core per share and unit - basic	$0.29	$0.39
FFO-Core per share and unit - diluted	$0.29	$0.38

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended March 31,
	2011	2010

PROPERTY NET OPERATING INCOME ("NOI")

Net income attributable to Whitestone REIT	$185	$217
General and administrative expenses	1,464	1,200
Depreciation and amortization	1,989	1,734
Involuntary conversion	—	—
Interest expense	1,402	1,407
Interest, dividend and other investment income	(60)	(7)
Provision for income taxes	53	54
Loss on disposal of assets	18	33
Net income attributable to noncontrolling interests	61	118
NOI	$5,112	$4,756

EARNINGS BEFORE INTEREST, TAX, DEPRECIATION
AND AMORTIZATION ("EBITDA")

Net income attributable to Whitestone REIT	$185	$217
Depreciation and amortization	1,989	1,734
Involuntary conversion	—	—
Interest expense	1,402	1,407
Interest, dividend and other investment income	(60)	(7)
Provision for income taxes	53	54
Loss on disposal of assets	18	33
Net income attributable to noncontrolling interests	61	118
EBITDA	$3,648	$3,556

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,
	2011	2010	2010	2010
Net income attributable to Whitestone REIT	$185	$545	$177	$166
Depreciation and amortization	1,989	1,902	1,830	1,759
Involuntary conversion	—	(558)	—	—
Interest expense	1,402	1,410	1,401	1,402
Interest, dividend and other investment income	(60)	(9)	(7)	(5)
Provision for income taxes	53	51	57	102
Loss on disposal of assets	18	47	72	8
Net income attributable to noncontrolling interests	61	206	57	89
EBITDA	$3,648	$3,594	$3,587	$3,521